UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2011
BRIGHTPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-12845	35-1778566

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7635 Interactive Way, Suite 200, Indianapolis, Indiana	46278

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (317) 707-2355

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K filed by Brightpoint, Inc. (the “Company”) on May 10, 2011 (the “Original Report”) with the U.S. Securities and Exchange Commission (the “SEC”). The sole purpose of this amendment is to disclose, as required by SEC regulations, the Company’s decision regarding the frequency of future stockholder advisory votes on the compensation of its named executive officers. No changes have been made to the Original Report.

ITEM 5.07	Submission of Matters to a Vote of Security Holders
(d) As reported in the Original Report, at the Company’s annual shareholder meeting held on May 10, 2011 (the “Annual Meeting”), more than a majority of the Company’s shareholders voted, on an advisory basis, in favor of holding future advisory votes on named executive officer compensation (the “Say on Pay Vote”) every year. Accordingly, in light of this result and other factors considered by the Board, the Board has determined that the Company will hold the Say on Pay Vote every year until the next required vote on the frequency of the Say on Pay Vote. The Company is required to hold an advisory vote on the frequency of the Say on Pay Vote every six years.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHTPOINT, INC. (Registrant)
	By:	/s/ Craig M. Carpenter
Craig M. Carpenter
Date: September 15, 2011		Executive Vice President, General Counsel and Secretary